Offer to Purchase for Cash

by

GAMCO Investors, inc.

Up to $30,000,000 of Shares of its Class A Common Stock
At a Cash Purchase Price not Less than $15.00 nor Greater than $17.00 per Share

The Offer, Proration Period and Withdrawal Rights will Expire at 5:00 P.M., Eastern Time, on April 8, 2020, Unless the Offer is Extended (the “Expiration Date”)

March 11, 2020

To Our Clients:

Enclosed for your consideration are the Offer to Purchase for Cash, dated March 11, 2020 (the “Offer to Purchase”) and the related Letter of Transmittal (which, together with any supplements or amendments thereto, collectively constitute the “Offer”), in connection with the offer by GAMCO Investors, Inc., a Delaware corporation (the “Company”), to purchase for cash up to $30,000,000 in aggregate purchase price of its issued and outstanding shares of its Class A common stock, $0.001 par value, at a price, net to the seller, less any applicable withholding taxes and without interest, not less than $15.00 nor greater than $17.00 per share (the “Purchase Price”), upon the terms and subject to the conditions of the Offer. Unless otherwise indicated, all references to “shares” are to shares of the Company’s Class A common stock. Terms used but not defined herein shall have the respective meanings ascribed to them in the Offer to Purchase.

The Company will, on the terms and subject to the conditions of the Offer, determine the single per share price, not less than $15.00 nor greater than $17.00 per share, net to the seller in cash, less any applicable withholding taxes and without interest, that it will pay for shares properly tendered and not properly withdrawn in the Offer, taking into account the total number of shares so tendered and the prices specified by the tendering shareholders. The Company will select this single per share price (the “Purchase Price”) as the lowest purchase price (in increments of ($0.25) within the indicated range that will enable it to purchase the maximum number of shares for an aggregate purchase price not to exceed $30,000,000, or all shares properly tendered and not properly withdrawn in the event that less than $30,000,000 in aggregate purchase price is properly tendered and not properly withdrawn.

All shares that the Company acquires in the Offer will be acquired at the Purchase Price, regardless of whether the shareholder tendered at a lower price. The Company will purchase only shares properly tendered at prices at or below the applicable Purchase Price and not properly withdrawn prior to the Expiration Date of the Offer. However, because of the “small lot” priority, proration and conditional tender provisions described in the Offer to Purchase, the Company may not purchase all of the shares tendered even if shareholders tendered at or below the Purchase Price, if the Offer is oversubscribed. The Company will not purchase shares tendered at prices greater than the Purchase Price. Shares tendered but not purchased in the Offer will be returned to the tendering shareholders at our expense promptly after the Expiration Date. Under no circumstances will interest be paid on the purchase price of the shares regardless of any extension of, or amendment to, the Offer or any delay in paying for such shares. The Company expressly reserves the right, in its sole discretion, to change the per share purchase price range and to increase or decrease the number of shares sought in the Offer, subject to applicable law and the authorization of the Company’s Board of Directors. In accordance with the rules of the Securities Exchange Commission (the “SEC”), if more than $30,000,000 in aggregate purchase price of shares is tendered in the Offer at or below the Purchase Price, subject to the authorization of the Company’s Board of Directors, the Company may increase the number of shares accepted for payment in the Offer by no more than 2% of the outstanding shares without extending the Expiration Date.

On February 4, 2020, the Board of Directors declared a regular quarterly dividend of $0.02 per share to all of its shareholders, payable on March 31, 2020 to shareholders of record on March 17, 2020, regardless of whether such shareholder tenders its shares in the Offer. For the avoidance of doubt, there will be no deduction to the Purchase Price on account of any cash distribution declared by the Board of Directors prior to the date hereof, including the aforementioned dividend.

Upon the terms and subject to the conditions of the Offer, if more than $30,000,000 in aggregate purchase price of shares is properly tendered at or below the Purchase Price and not properly withdrawn prior to the Expiration Date, the Company will purchase properly tendered and not properly withdrawn shares on the basis set forth below:

•	First, upon the terms and subject to the conditions of the Offer, the Company will purchase all shares tendered by any Small Lot Holder (as defined in the Offer to Purchase) of shares who:

•	tenders all shares beneficially owned by such Small Lot Holder at a price at or below the Purchase Price (tenders of less than all of the shares owned by such Small Lot Holder will not qualify for this preference); and

•	completes the section entitled “Small Lots” in the Letter of Transmittal and, if applicable, in the Notice of Guaranteed Delivery.

•	Second, subject to the conditional tender provisions described in Section 6, the Company will purchase all other shares properly tendered at prices at or below the Purchase Price and not properly withdrawn on a pro rata basis with appropriate adjustments to avoid purchases of fractional shares.

•	Third, only if necessary to permit the Company to purchase $30,000,000 in aggregate purchase price of shares from shareholders (or such greater amount as it may elect to purchase, subject to applicable law and the authorization of the Company’s Board of Directors), the Company will purchase shares conditionally tendered and not properly withdrawn (for which the condition requiring us to purchase a specified number of shares was not initially satisfied) at or below the Purchase Price determined in the Offer, by random lot, to the extent feasible. To be eligible for purchase by random lot, shareholders whose shares are conditionally tendered must have tendered all of their shares at or below the Purchase Price.

As a result of the foregoing priorities applicable to the purchase of shares tendered, it is possible that all of the shares that a shareholder tenders in the Offer may not be purchased even if they are tendered at prices at or below the Purchase Price. In addition, if a tender is conditioned upon the purchase of a specified number of shares, it is possible that none of those shares will be purchased even though those shares were tendered at prices at or below the Purchase Price.

The Offer is not conditioned on any minimum number of shares being tendered and is not conditioned upon financing. The Offer is, however, subject to certain other conditions set forth in Section 7 of the Offer to Purchase.

We are the owner of record of shares held for your account. As such, we are the only ones who can tender your shares, and then only pursuant to your instructions. WE ARE SENDING YOU THE LETTER OF TRANSMITTAL AND OTHER TENDER OFFER MATERIALS FOR YOUR INFORMATION ONLY; YOU CANNOT USE IT TO TENDER SHARES WE HOLD FOR YOUR ACCOUNT.

Please instruct us as to whether you wish us to tender any or all of the shares we hold for your account on the terms and subject to the conditions of the Offer.

Please note the following:

1.       You may tender your shares at prices not less than $15.00 nor greater than $17.00 per share, as indicated in the attached Instruction Form, net to you in cash, less any applicable withholding taxes and without interest.

2.       You should consult with your broker or other financial or tax advisor on the possibility of designating the priority in which your shares will be purchased in the event of proration.

3.       The Offer, withdrawal rights and proration period will expire at 5:00 P.M., Eastern Time, on April 8, 2020, unless the Company extends the Offer.

4.       Assuming that the Offer is fully subscribed, if the Purchase Price is determined to be $15.00 per share, the minimum Purchase Price under the Offer, the number of shares that would be purchased under the Offer is 2,000,000. Assuming that the Offer is fully subscribed, if the Purchase Price is determined to be $17.00 per share, the maximum Purchase Price under the Offer, the approximate number of shares that would be purchased under the Offer is 1,764,705.

5.       If you are a Small Lot Holder and you instruct us to tender on your behalf all of the shares that you own at or below the Purchase Price before the Expiration Date and check the box captioned “Small Lots” on the attached Instruction Form, the Company, on the terms and subject to the conditions of the Offer, will accept all such shares for purchase before proration, if any, of the purchase of other shares properly tendered at or below the Purchase Price and not properly withdrawn.

6.       If you wish to condition your tender upon the purchase of all shares tendered or upon the Company’s purchase of a specified minimum number of the shares which you tender, you may elect to do so and thereby avoid possible proration of your tender. The Company’s purchase of shares from all tenders which are so conditioned, to the extent necessary, will be determined by random lot. To elect such a condition, complete the section captioned “Conditional Tender” in the attached Instruction Form.

7 If you wish to tender portions of your shares at different prices, you must complete a separate Instruction Form for each price at which you wish to tender each such portion of your shares. We must submit separate Letters of Transmittal on your behalf for each price you will accept for each portion tendered.

8.       Tendering shareholders who are registered shareholders or who tender their shares directly to Computershare Trust Company, N.A., the Depositary for the Offer, will not be obligated to pay any brokerage commissions or fees to the Company, solicitation fees or, except as set forth in the Offer to Purchase and the Letter of Transmittal, stock transfer taxes on the Company’s purchase of shares under the Offer.

If you wish to have us tender any or all of your shares, please so instruct us by completing, executing, detaching and returning to us the attached Instruction Form. If you authorize us to tender your shares, we will tender all your shares unless you specify otherwise on the attached Instruction Form.

YOUR PROMPT ACTION IS REQUESTED. YOUR INSTRUCTION FORM SHOULD BE FORWARDED TO US IN AMPLE TIME TO PERMIT US TO SUBMIT A TENDER ON YOUR BEHALF BEFORE THE EXPIRATION DATE OF THE OFFER. PLEASE NOTE THAT THE OFFER, PRORATION PERIOD AND WITHDRAWAL RIGHTS WILL EXPIRE AT 5:00 P.M., EASTERN TIME, ON APRIL 8, 2020, UNLESS THE OFFER IS EXTENDED.

The Offer is being made solely under the Offer to Purchase and the related Letter of Transmittal (together with any amendment or supplement thereto) and is being made to all record holders of shares. The Offer is not being made to, nor will tenders be accepted from or on behalf of, holders of shares residing in any jurisdiction in which the making of the Offer or acceptance thereof would not be in compliance with the securities, blue sky or other laws of such jurisdiction.

Our Board of Directors has authorized us to make the Offer. However, neither the Company nor any of its Directors, officers or employees, nor the Depositary, makes any recommendation to you as to whether to tender or refrain from tendering your shares or as to the Purchase Price or Purchase Prices at which you may choose to tender your shares. You must make your own decision as to whether to tender and, if so, how many shares to tender and the purchase price or purchase prices at which your shares should be tendered. In doing so, you should read carefully the information in the Offer to Purchase and in the related Letter of Transmittal, including the Company’s reasons for making the Offer. You should discuss whether to tender your shares with your broker or other financial or tax advisor.

GGCP, Inc. (“GGCP”), the beneficial owner of a majority of our Class B common stock and 21,006 shares of our Class A common stock as of March 6, 2020, and Associated Capital Group, Inc. (“AC”), which was spun-off from the Company in November 2015, have each indicated that they do not intend to tender in the Offer. GGCP and AC each reserve the right to undertake open market sales during the term of the Offer. Mario Gabelli, our Chairman, Chief Executive Officer and Co-Chief Investment Officer – Value Portfolios, who is also the Chief Executive Officer, a director and the controlling shareholder of GGCP, has not indicated his intention to tender in the Offer. Mr. Gabelli may be deemed to have beneficial ownership of the Class A common stock held by GGCP by virtue of the relationships described above. Raymond C. Avansino, Jr., a director of the Company, has indicated his intent to tender 47,000 shares in the Offer that are held directly by The E.L. Wiegand Foundation, 40,500 shares held directly by RCA Trust One and 24,000 shares held directly by The Edwin L. Wiegand Trust, which shares Mr. Avansino is deemed to beneficially own as the trustee of each of RCA Trust One and The Edwin L. Wiegand Trust and as the Chairman and Chief Executive Officer of The E.L. Wiegand Foundation. Bruce Alpert, the Company’s Senior Vice President, has indicated his intent to tender 3,000 shares in the Offer.

None of our other directors, our executive officers, or our affiliates intends to participate in the Offer or tender any of their shares.

INSTRUCTION FORM WITH RESPECT TO

Offer to Purchase for Cash

by

GAMCO Investors, inc.

Up to $30,000,000 of Shares of its Class A Common Stock
At a Cash Purchase Price not Less than $15.00 nor Greater than $17.00 per Share

The undersigned acknowledge(s) receipt of your letter and the enclosed Offer to Purchase for Cash, dated March 11, 2020 (the “Offer to Purchase”), and the related Letter of Transmittal (which, together with any amendments or supplements thereto, collectively constitute the “Offer”), in connection with the offer by GAMCO Investors, Inc., a Delaware corporation (the “Company”), to purchase for cash up $30,000,000 in aggregate purchase price of shares of its issued and outstanding Class A common stock, $0.001 par value, at a price, net to the seller, less any applicable withholding taxes and without interest, not less than $15.00 nor greater than $17.00 per share (the “Purchase Price”), upon the terms and subject to the conditions of the Offer.

The undersigned hereby instruct(s) you to tender to the Company the number of shares indicated below or, if no number is indicated, all shares you hold for the account of the undersigned, at the price per share indicated below, on the terms and subject to the conditions of the Offer.

In participating in the Offer, the undersigned acknowledges that: (1) the Offer is established voluntarily by the Company, it is discretionary in nature and it may be extended, modified, suspended or terminated by the Company as provided in the Offer; (2) the undersigned is voluntarily participating in the Offer; (3) the future value of the Company’s securities are unknown and cannot be predicted with certainty; (4) the undersigned has read and understands the Offer; (5) the undersigned has consulted his or her tax and financial advisors with regard to how the Offer will impact his or her personal situation; (6) any foreign exchange obligations triggered by the undersigned’s tender of shares or the recipient of proceeds are solely his or her responsibility; and (7) regardless of any action that the Company takes with respect to any or all income/capital gains tax, social security or insurance, transfer tax or other tax-related items (“Tax Items”) related to the Offer and the disposition of shares, the undersigned acknowledges that the ultimate liability for all Tax Items is and remains his or her sole responsibility. In that regard, the undersigned authorizes the Company to withhold all applicable Tax Items legally payable by the undersigned.

The undersigned consents to the collection, use and transfer, in electronic or other form, of the undersigned’s personal data as described in this document by and among, as applicable, the Company, its subsidiaries, and third party administrators for the exclusive purpose of implementing, administering and managing his or her participation in the Offer.

Number of shares to be tendered by you for the account of the undersigned:

__________ shares*

* Unless otherwise indicated, it will be assumed that all shares held by us for your account are to be tendered.

THE UNDERSIGNED IS TENDERING SHARES AS FOLLOWS (CHECK ONLY ONE BOX):

(1) SHARES TENDERED AT PRICE DETERMINED UNDER THE OFFER (SEE INSTRUCTION 5 OF THE LETTER OF TRANSMITTAL)

By checking the box below INSTEAD OF ONE OF THE BOXES UNDER “Shares Tendered at Price Determined by Shareholder”, the undersigned hereby tenders shares at the Purchase Price, as the same shall be determined by the Company in accordance with the terms of the Offer. For purposes of determining the Purchase Price, those shares that are tendered by the undersigned agreeing to accept the Purchase Price determined in the Offer will be deemed to be tendered at the minimum price.

☐  The undersigned wants to maximize the chance of having the Company purchase all of the shares the undersigned is tendering (subject to the possibility of proration). Accordingly, by checking this box instead of one of the price boxes above, the undersigned hereby tenders shares at, and is willing to accept, the Purchase Price determined by the Company in accordance with the terms of the Offer. THE UNDERSIGNED SHOULD UNDERSTAND THAT THIS ELECTION MAY LOWER THE PURCHASE PRICE AND COULD RESULT IN THE TENDERED SHARES BEING PURCHASED AT THE MINIMUM PRICE OF $15.00 PER SHARE, LESS ANY APPLICABLE WITHHOLDING TAXES AND WITHOUT INTEREST.

OR

(2) SHARES TENDERED AT PRICE DETERMINED BY SHAREHOLDER (SEE INSTRUCTION 5 OF THE LETTER OF TRANSMITTAL)

By checking ONE of the following boxes below INSTEAD OF THE BOX UNDER “Shares Tendered at Price Determined Under the Offer”, the undersigned hereby tenders shares at the price checked. This action could result in none of the shares being purchased if the Purchase Price determined by the Company for the shares is less than the price checked below. A SHAREHOLDER WHO DESIRES TO TENDER SHARES AT MORE THAN ONE PRICE MUST COMPLETE A SEPARATE INSTRUCTION FORM FOR EACH PRICE AT WHICH SHARES ARE TENDERED. The same shares cannot be tendered, unless previously properly withdrawn as provided in Section 4 of the Offer to Purchase, at more than one price.

PRICE (IN DOLLARS) PER SHARE AT WHICH SHARES
ARE BEING TENDERED

☐	$15.00	☐	$15.75	☐	$16.50

☐	$15.25	☐	$16.00	☐	$16.75

☐	$15.50	☐	$16.25	☐	$17.00

CHECK ONLY ONE BOX UNDER (1) OR (2) ABOVE. IF MORE THAN ONE BOX IS CHECKED ABOVE, OR IF NO BOX IS CHECKED, THERE IS NO VALID TENDER OF SHARES.

SMALL LOTS
(See Instruction 6 of the Letter of Transmittal)

To be completed only if shares are being tendered by or on behalf of a person owning, beneficially or of record, an aggregate of fewer than 100 shares.

☐  By checking this box, the undersigned represents that the undersigned owns, beneficially or of record, an aggregate of fewer than 100 shares and is tendering all of those shares.

In addition, the undersigned is tendering shares either (check one box):

☐  at the Purchase Price, as the same will be determined by the Company in accordance with the terms of the Offer (persons checking this box need not indicate the price per share above); or

☐  at the price per share indicated above in the section captioned “Price (In Dollars) Per Share at Which Shares Are Being Tendered”.

CONDITIONAL TENDER
(See Instruction 7 of the Letter of Transmittal)

A tendering shareholder may condition his or her tender of shares upon the Company purchasing a specified minimum number of the shares tendered, all as described in Section 6 of the Offer to Purchase. Unless at least the minimum number of shares you indicate below is purchased by the Company pursuant to the terms of the Offer, none of the shares tendered by you will be purchased. It is the tendering shareholder’s responsibility to calculate the minimum number of shares that must be purchased if any are purchased, and you are urged to consult your own tax advisor before completing this section. Unless this box has been checked and a minimum specified, the tender will be deemed unconditional.

☐  The minimum number of shares that must be purchased from me, if any are purchased from me, is:______________shares.

If, because of proration, the minimum number of shares designated will not be purchased, the Company may accept conditional tenders by random lot, if necessary. However, to be eligible for purchase by random lot, the tendering shareholder must have tendered all of his or her shares and checked this box:

☐  The tendered shares represent all shares held by the undersigned.

The method of delivery of this document is at the election and risk of the tendering shareholder. If delivery is by mail, then registered mail with return receipt requested, properly insured, is recommended. In all cases, sufficient time should be allowed to ensure timely delivery.

Signature(s):

Name(s):
(Please Print)

Taxpayer Identification or Social Security
Number:

Address(es):
(Including Zip Code)

Area Code/Phone Number:

Date: